UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2025

QVC GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Wilson Drive

West Chester, PA 19380

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 701-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	QVCGA	The Nasdaq Stock Market LLC
Series B common stock	QVCGB	*
8.0% Series A Cumulative Redeemable Preferred Stock	QVCGP	The Nasdaq Stock Market LLC

* The registrant’s Series B Common Stock trades on the OTCQB Venture Market as of May 28, 2025.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2025, Larry E. Romrell resigned from the board of directors (the “Board”) of QVC Group, Inc. (the “Company”), effective June 20, 2025. As a result of his resignation from the Board, Mr. Romrell will no longer serve as a member of the Audit Committee of the Board or as Chair of the Compensation Committee of the Board. Mr. Romrell’s resignation as a member of the Board was not the result of any dispute or disagreement with the Company, and the Company is appreciative of Mr. Romrell’s years of service and wishes him well in his future endeavors.

Immediately following Mr. Romrell’s resignation, on June 20, 2025, the Board increased the size of the Board from seven (7) to eight (8) directors and appointed Roger Meltzer and Carol Flaton to the Board to fill the two vacancies occurring as a result of Mr. Romrell’s resignation and the increase in Board size. The Board has determined that each of Mr. Meltzer and Ms. Flaton qualifies as an independent director for purposes of the rules of The Nasdaq Stock Market as well as applicable rules and regulations adopted by the Securities and Exchange Commission (the “Commission”). The Board has also determined that each of Mr. Meltzer and Ms. Flaton qualifies as a disinterested director under Delaware law with respect to any strategic and/or financial alternatives that may be considered and evaluated from time to time by the Board. Mr. Meltzer and Ms. Flaton will serve on a special committee of the Board formed for the purpose of considering and evaluating such matters. Neither Mr. Meltzer nor Ms. Flaton has a direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Meltzer will serve as a Class I director with a term expiring at the annual meeting of stockholders in 2026 and Ms. Flaton will serve as a Class II director with a term expiring at the annual meeting of stockholders in 2027. In addition, effective upon Mr. Meltzer and Ms. Flaton’s appointments: (i) the Audit Committee of the Board will consist of Mr. Meltzer, Ms. Flaton, M. Ian G. Gilchrist and Fiona P. Dias, with Mr. Gilchrist serving as Chair, and (ii) the Compensation Committee of the Board will consist of Mr. Meltzer, Ms. Flaton and Mr. Gilchrist, with Mr. Meltzer serving as Chair.

The Company has entered into a disinterested director letter agreement (each, a “Letter Agreement”) with each of Mr. Meltzer and Ms. Flaton. In accordance with the Letter Agreements, each of Mr. Meltzer and Ms. Flaton will receive cash compensation equal to $50,000 per month for the duration of their service on the Board and, following the conclusion of their service on the Board, reimbursement for continuing support on a per diem basis. Mr. Meltzer and Ms. Flaton will not receive any other compensation, including pursuant to the Company’s nonemployee director compensation program, which is summarized in the Company’s proxy statement, which was filed with the Commission on March 28, 2025. The Company will also enter into its standard form of Indemnification Agreement with each of Mr. Meltzer and Ms. Flaton. The Form of Indemnification Agreement is filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K as filed with the SEC on February 27, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2025

QVC GROUP, INC.

By:	/s/ Katherine C. Jewell
	Name:	Katherine C. Jewell
	Title:	Vice President and Secretary

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